Exhibit No. 99.1

Hub Group, Inc. Reports Record Earnings for the Fourth Quarter and Full Year 2005 and Provides 2006 Guidance

DOWNERS GROVE, IL, February 7, 2006, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record net income for the quarter ended December 31, 2005 of $10.1 million. This represents a 45% increase versus fourth quarter 2004 net income. Hub Group’s diluted earnings per share for the quarter ended December 31, 2005 is $0.49. This represents an increase of 48% compared to diluted earnings per share for the quarter ended December 31, 2004 of $0.33.

Hub’s revenue grew by 8.6% to $420.6 million compared to $387.4 million in the fourth quarter of 2004. Fourth quarter intermodal revenue increased 11.8% to $302.3 million. Truckload brokerage revenue increased 15.6% to $71.2 million this quarter. Fourth quarter logistics revenue decreased to $29.7 million and Hub Group Distribution Services revenue increased to $17.4 million in the fourth quarter of 2005. Gross margin grew 8.0% to $49.7 million compared to the fourth quarter of 2004.

Costs and expenses decreased 1.7% in the fourth quarter of 2005 to $33.4 million compared to $34.0 million in the fourth quarter of 2004. Other income increased to $0.3 million in 2005 from an expense of $0.1 million in 2004 due primarily to increased interest income on a higher cash balance compared to the fourth quarter of 2004.

FULL YEAR 2005

Revenue for the year was $1,531.5 million compared to $1,426.8 million in 2004, or an increase of 7.3%. Gross margin grew 5.3% to $189.0 million compared to 2004.

Costs and expenses decreased 3.1% in 2005 to $134.6 million compared to $138.9 million in 2004. Other income was $0.8 million in 2005 compared to an expense of $10.6 million in 2004 due primarily to expenses associated with the extinguishment of the private placement debt during the third quarter of 2004 and interest expense in 2004.

Net income increased 53.2% to $32.9 million for 2005 compared to last year’s adjusted net income of $21.5 million. Hub Group's diluted earnings per share for the year ended December 31, 2005 is $1.59. This represents an increase of 38% compared to adjusted diluted earnings per share for the year ended December 31, 2004 of $1.15. The 2004 adjusted net income and earnings per share exclude debt extinguishment costs.

On an as-reported basis, net income for 2005 increased to $32.9 million from $17.3 million in 2004. As reported diluted earnings per share increased to $1.59 compared to $0.92 last year.

As of December 31, 2005, the Company had $36.1 million of cash compared to $16.8 million at December 31, 2004.

FULL YEAR 2006

Given the current operating environment, we are comfortable that the earnings for 2006 will be within the current analysts’ range of $1.82 to $2.00 per diluted share. Our guidance assumes that our acquisition of Comtrak closes on February 28, 2006.

A tabular reconciliation of the differences between the adjusted financial results for the year ended December 31, 2004 and the Company's financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP") is contained in the summary financial statements attached to this press release.

All share and per share amounts have been adjusted to give retroactive effect to the stock split which occurred in the second quarter of 2005. Certain prior year and quarter amounts have been reclassified to conform to the current year presentation.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Tuesday, February 7, 2006 to discuss its fourth quarter and full year results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.earnings.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 659-2037. The conference call participant code is 40679457. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading non-asset based freight transportation management company providing comprehensive intermodal, truckload brokerage, logistics and distribution services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the periods ended March 31, 2005, June 30. 2005 and September 30, 2005. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Renee Jurczyk of Hub Group, Inc., +1-630-271-3611

HUB GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months		Year Ended
	Ended December 31,		Ended December 31,

	2005	2004	2005	2004

Revenue	$ 420,611	$ 387,428	$ 1,531,499	$ 1,426,806

Transportation costs	370,869	341,377	1,342,476	1,247,258
Gross margin	49,742	46,051	189,023	179,548

Costs and expenses:
Salaries and benefits	22,561	21,623	88,182	88,193
General and administrative	8,556	9,599	36,850	39,218
Depreciation and amortization of property and equipment	2,274	2,752	9,611	11,539
Total costs and expenses	33,391	33,974	134,643	138,950

Operating income	16,351	12,077	54,380	40,598

Other income (expense):
Interest expense	(146)	(308)	(638)	(4,276)
Interest income	370	95	971	260
Debt extinguishment expenses	-	-	-	(7,296)
Other, net	63	128	474	712
Total other income (expense)	287	(85)	807	(10,600)

Income before provision for income taxes	16,638	11,992	55,187	29,998

Provision for income taxes	6,575	5,037	22,241	12,719

Net income	$ 10,063	$ 6,955	$ 32,946	$ 17,279

Basic earnings per common share	$ 0.51	$ 0.35	$ 1.65	$ 0.98
Diluted earnings per common share	$ 0.49	$ 0.33	$ 1.59	$ 0.92

Basic weighted average number of shares outstanding	19,820	19,790	19,930	17,600
Diluted weighted average number of shares outstanding	20,425	20,942	20,696	18,778

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 36,133	$ 16,806
Restricted investments	1,387	—
Accounts receivable
Trade, net	156,864	140,762
Other	10,603	8,313
Deferred taxes - current	—	4,667
Prepaid expenses and other current assets	4,007	4,746
Prepaid taxes	6,040	—

TOTAL CURRENT ASSETS	215,034	175,294
PROPERTY AND EQUIPMENT, net	13,524	19,487
GOODWILL, net	215,175	215,175
OTHER ASSETS	685	889

TOTAL ASSETS	$ 444,418	$ 410,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 117,712	$ 115,819
Other	3,735	1,660
Accrued expenses
Payroll	22,092	19,542
Other	19,390	15,100
Deferred taxes	960	—

TOTAL CURRENT LIABILITIES	163,889	152,121
DEFERRED TAXES	38,454	31,788
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,000,000 shares authorized; no shares
issued or outstanding in 2005 and 2004	—	—
Common stock
Class A: $.01 par value; 47,337,700 shares authorized; 20,281,248 shares issued and 19,650,094 shares
outstanding in 2005; 19,933,610 shares issued and outstanding in 2004	197	199
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares
issued and outstanding in 2005 and 2004	7	7
Additional paid-in capital	183,733	182,262
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	97,557	64,611
Unearned compensation	(6,259)	(4,685)
Treasury stock, at cost (631,154 shares in 2005)	(17,702)	—

TOTAL STOCKHOLDERS' EQUITY	242,075	226,936

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 444,418	$ 410,845

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$ 32,946	$ 17,279
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property and equipment	10,025	11,828
Deferred taxes	20,816	12,752
Compensation expense related to restricted stock	2,177	2,148
Gain on sale of assets	(271)	(294)
Other assets	204	128
Changes in working capital:
Restricted investments	(1,387)	—
Accounts receivable, net	(18,392)	(13,849)
Prepaid expenses and other current assets	739	(168)
Prepaid taxes	(6,040)	—
Accounts payable	3,968	(2,866)
Accrued expenses	6,840	8,893

Net cash provided by operating activities	51,625	35,851

Cash flows from investing activities:
Proceeds from sale of property and equipment	579	383
Purchases of property and equipment, net	(4,370)	(3,549)

Net cash used in investing activities	(3,791)	(3,166)

Cash flows from financing activities:
Proceeds from stock offering, net	—	55,871
Proceeds from stock options exercised	4,732	7,394
Purchase of treasury stock	(33,239)	(4,110)
Net payments on revolver	—	(6,000)
Payments on long-term debt	—	(69,034)

Net cash used in financing activities	(28,507)	(15,879)

Net increase in cash and cash equivalents	19,327	16,806
Cash and cash equivalents beginning of period	16,806	—

Cash and cash equivalents end of period	$ 36,133	$ 16,806

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ 923	$ 2,995
Income taxes	$ 6,811	$ 591

HUB GROUP, INC.
MODAL REVENUE SUMMARY
(in thousands)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
	2005	2005	2005	2005	2005

Intermodal	$234,133	$259,275	$284,052	$302,339	$1,079,799

Brokerage	59,755	68,016	67,590	71,185	266,546

Logistics	35,518	34,531	35,793	29,693	135,535

Total Core	329,406	361,822	387,435	403,217	1,481,880

HGDS	10,452	9,808	11,965	17,394	49,619

Consolidated	$339,858	$371,630	$399,400	$420,611	$1,531,499

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
	2004	2004	2004	2004	2004

Intermodal	$236,321	$247,940	$259,958	$270,314	$1,014,533

Brokerage	50,960	56,778	56,124	61,604	225,466

Logistics	33,913	33,786	34,028	38,996	140,723

Total Core	321,194	338,504	350,110	370,914	1,380,722

HGDS	7,108	10,467	11,995	16,514	46,084

Consolidated	$328,302	$348,971	$362,105	$387,428	$1,426,806

NOTE:	HGDS transferred its Pharmaceutical business to Logistics in August 2004, resulting in an increase in Logistics revenue of $4,331 in first quarter 2005, $3,384 in second quarter 2005 and $484 in third quarter 2005.

HUB GROUP, INC.
RECONCILIATION OF AS REPORTED FINANCIAL RESULTS TO AS ADJUSTED FINANCIAL RESULTS
(in thousands, except per share amounts)

	Year Ended December 31, 2004
	As Reported	Adjustments		As Adjusted

Operating income	$ 40,598	$ -		$ 40,598
Interest expense	(4,276)	-		(4,276)
Interest income	260	-		260
Debt extinguishment expenses	(7,296)	(7,296)	a	-
Other, net	712	-		712
Income before provision for income taxes	29,998	(7,296)		37,294
Provision for income taxes	12,719	(3,064)	b	15,783
Net Income	$ 17,279	$ (4,232)		$ 21,511

Basic earnings per common share	$ 0.98	$ (0.24)		$ 1.22
Diluted earnings per common share	$ 0.92	$ (0.23)		$ 1.15

Basic weighted average number of shares
outstanding	17,600	17,600		17,600
Diluted weighted average number of shares
outstanding	18,778	18,778		18,788

a) Fees and expenses related to our early extinguishment of 9.14% debt
1) Pre-payment penalty of $6,804
2) Write-off of related deferred financing costs of $492

b) Income taxes at 42.0%

Note: The purpose of this statement is to reflect as adjusted earnings excluding the one time costs associated with prepaying our debt.